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                     Pegasus Satellite Communications, Inc.
                          225 City Line Ave., Suite 200
                              Bala Cynwyd, PA 19004
                               Voice: 610.934.7000



                                                           FOR IMMEDIATE RELEASE

             PEGASUS SATELLITE REACHES AGREEMENTS WITH DIRECTV, NRTC
            AND CREDITORS REGARDING SALE OF ASSETS AND SETTLEMENT OF
                                   LITIGATION

     Agreements Provide For Sale of Satellite Assets To DIRECTV and Sale of
                 Television Stations to Pegasus Communications

BALA CYNWYD, PA, AUGUST 2, 2004 - Pegasus Satellite Communications, Inc. (Pegasus Satellite), a subsidiary of Pegasus Communications Corporation (NASDAQ:
PGTV), announced today that it and/or its subsidiaries have entered into agreements with DIRECTV, Inc., the National Rural Telecommunications Cooperative
(NRTC), the official committee of unsecured creditors of Pegasus Satellite (the Committee) and Pegasus Communications that provide for (1) the sale of Pegasus Satellite's satellite television assets to DIRECTV, Inc. for a purchase price of $938 million, including $875 million cash, plus certain adjustments to be made at closing; (2) cooperation between Pegasus Satellite and DIRECTV to assure uninterrupted delivery of DIRECTV programming to Pegasus Satellite's subscribers; and (3) a dismissal of all litigation concerning Pegasus Satellite's distribution of DIRECTV services and Pegasus Satellite's bankruptcy. In addition, Pegasus Communications and the Committee have reached an agreement in principle on the sale of the broadcast television stations owned by Pegasus Satellite to Pegasus Communications, subject to higher and better offers. The sale of the satellite television assets and the settlement with DIRECTV as well as the sale of the broadcast television stations are subject to bankruptcy court approval and applicable antitrust filings and approvals.

Marshall W. Pagon, Pegasus Satellite's Chief Executive Officer, said "These agreements enable a final resolution to five years of litigation between Pegasus Satellite, DIRECTV and the NRTC concerning Pegasus's right to distribute DIRECTV, through a sale of Pegasus Satellite's satellite television assets to DIRECTV for $938 million. They also reflect a consensus between Pegasus Satellite and its creditors on the disposition of Pegasus Satellite's broadcast television stations to Pegasus Communications. We believe that this will allow Pegasus Satellite's bankruptcy to be resolved quickly and with the least continued risk to creditors. Most importantly, these agreements assure that Pegasus Satellite Television's over 1 million subscribers throughout the U.S. will continue to receive uninterrupted delivery of DIRECTV programming and that the sale to DIRECTV will be managed smoothly and without disruption of their satellite service. I would also like to thank our employees and management for their hard work. In little over 10 years, and in defiance of widespread skepticism that satellite television could ever successfully compete with cable, they built a sound and successful business serving over 1 million rural subscribers in 41 states."

Pegasus Communications Corporation intends to file as soon as practicable a Form 8-K that includes copies of the key agreements relating to the transactions referenced above.
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ABOUT PEGASUS SATELLITE

Pegasus Satellite Communications, Inc., through its subsidiary Pegasus Satellite Television, is the nation's largest independent provider of DIRECTV(R). Pegasus Satellite provides DIRECTV to more than 8.4 million homes in 41 states and serves 1.08 million rural subscribers. Pegasus Satellite, through its subsidiary Pegasus Broadcast Television, also owns and/or operates television stations affiliated with CBS, FOX, UPN and The WB networks.

As previously reported, Pegasus Satellite filed for protection under Chapter 11 of the U.S. Bankruptcy Code on June 2, 2004. The Chapter 11 filing was made in the U.S. Bankruptcy Court in Portland, Maine.

Miller Buckfire Lewis Ying & Co., LLC served as investment banker for Pegasus Satellite in connection with the sale to DIRECTV and inter-related settlement agreements. Pegasus Satellite's legal advisors are Sidley Austin Brown & Wood LLP and Bernstein, Shur, Sawyer & Nelson.

Additional information about Pegasus Satellite's bankruptcy is available at www.pgtv.com

ABOUT PEGASUS COMMUNICATIONS

Pegasus Communications Corporation is the parent company of Pegasus Satellite Communications; Pegasus Development Corporation, which holds two Ka band satellite licenses granted by the FCC and intellectual property rights licensed from Personalized Media Communications L.L.C; Pegasus Guard Band LLC, which holds FCC licenses to provide terrestrial communications services in the 700 MHZ spectrum covering areas of the United States including approximately 180 million people (POPS); and Pegasus Rural Broadband LLC, which provides wireless broadband Internet access in rural areas. Pegasus Communications, Pegasus Development, Pegasus Guardband and Pegasus Rural Broadband are not parties to Pegasus Satellite's Chapter 11 bankruptcy case.

SAFE HARBOR

Any statements that are not historical facts are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and will be considered forward-looking statements. Such forward- looking statements may be identified with words such as "we expect," "we predict," "we believe," "we project," "we anticipate," and similar expressions.
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Pegasus' actual results may differ materially from those expressed or indicated
by forward-looking statements. There can be no assurance that these future events, including pending transactions, will occur as anticipated or that the Company's results will be as estimated.

Factors which can affect our performance and future events are described in our filings with the Securities and Exchange Commission, and include the following: general economic and business conditions, nationally, internationally, and in the regions in which we operate; catastrophic events, including acts of terrorism; relationships with and events affecting third parties like DirecTV, Inc. and the National Rural Telecommunications Cooperative; litigation with DirecTV, Inc., including the judgment with respect to the Seamless Marketing litigation; the recent change of control of DirecTV, Inc.; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; competition, including the provision of local channels by a competing direct satellite provider in markets where DirecTV does not offer local channels; the loss of any significant numbers of subscribers or viewers; changes in business strategy or development plans; the cost of pursuing new business initiatives; an expansion of land-based communications systems; technological developments and difficulties; our ability to obtain intellectual property licenses and to avoid committing intellectual property infringement; our ability to attract and retain qualified personnel; our significant indebtedness; and the availability and terms of capital to fund the expansion of our businesses.

Persons are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT INFORMATION:
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PRESS:
Cheryl Crate                               or:
Pegasus Communications Corporation         Michael Freitag or Victoria Weld
(703) 892-4230                             Kekst and Company
cheryl.crate@pgtv.com                      (212) 521-4800

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INVESTORS:
Andrew Smith
Pegasus Communications Corporation
(610) 934-7381
andrew.smith@pgtv.com